Exhibit 107

Filing Fee Table

           F-1

(Form Type)

               Wellchange Holdings Company Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Fees To Be Paid	Equity	Ordinary shares, par value $0.00005 per share	Rule 457(a)	25,000,000	$0.4	$10,000,000	0.0001531	$1,531.00
	Total Offering Amounts					$10,000,000		$1,531.00
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$1,531.00

(1)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.